UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2012, Thor Industries, Inc. (the “Company”) issued a press release announcing that Mr. Robert W. (Bob) Martin has been appointed to the office of President and Chief Operating Officer of the Company effective as of August 1, 2012. Mr. Martin, age 42, has served as Recreation Vehicle Group President of the Company since February 1, 2012 and served as President of Keystone RV Company, the Company’s largest subsidiary (“Keystone”), from January 2010 to January 2012. Prior to that, he served as Executive Vice President and Chief Operating Officer of Keystone, from January 2007 to January 2010. Peter Orthwein, currently serving as Chairman, President and Chief Executive Officer of the Company, will continue serving as Chairman and Chief Executive Officer of the Company effective upon Mr. Martin’s promotion.

In connection with Mr. Martin’s promotion, the Compensation and Development Committee of the Company’s Board of Directors set the compensation for Mr. Martin effective as of August 1, 2012. Mr. Martin will be eligible to receive: (i) an annual base salary of $750,000, (ii) a cash performance-based incentive award under the Company’s 2010 Equity and Incentive Plan (the “Plan”), payable on a quarterly basis with respect to each quarter of fiscal 2013, equal to 1.75% of the pre-tax profits of the Company (excluding any impairment charges) for each such quarter and (iii) a performance-based incentive award under the Plan, payable in restricted stock of the Company following the end of the Company’s 2013 fiscal year, equal to 0.5% of the pre-tax profits of the Company (excluding any impairment charges) for fiscal 2013. The restricted stock will vest in three equal installments on each of the first, second and third anniversaries of the date of issuance of such stock.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which he was or is to be selected as an officer. Mr. Martin has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Martin has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company with a value in excess of $120,000.

A copy of the Company’s press release announcing the appointment of Mr. Martin is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated July 18, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: July 20, 2012	By:	/s/ George J. Lawrence
	Name:	George J. Lawrence
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release, dated July 18, 2012, issued by the Company